F21


                      EASTERN GENERAL INSURANCE COMPANY LIMITED

                       CONSOLIDATED INSURANCE REVENUE ACCOUNT
                       For the period ended 31st December 1997
                                  (in US Dollars)

Estimated liability in                       Premium less reinsurances
respect of outstanding                       50% net retention of
claims whether due or                        gross premium          28,594,756
intimated                         310,881

Commission
40% of net premium             11,437,902

Expenses of Management         11,437,902
40% of net premium

Reserve for unexpected risks   11,437,902
being 40% of the premium
income of the year

Balance                                                              6,029,832

                               34,624,587                           34,624,587

Gross Premium                  57,189,510


MUNIFF ZIAUDDIN & CO     Commander H. Aftab     Mrs. R. Husain      Faisal Aftab
Chartered Accountants    CHAIRMAN               MANAGING DIRECTOR   DIRECTOR
                                                                 & VICE CHAIRMAN


Karachi: April 27, 1998


CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN